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                                                                    EXHIBIT 10.1


                                PROMISSORY NOTE
                                ---------------

                                                        May 20, 1998
$500,000                                                Rochester, New York

    FOR VALUE RECEIVED, Mortimer B. Fuller III residing at 5 Martin Road, Rye, New York 10580 ("Maker"), hereby promises to pay to Genesee & Wyoming Inc., a Delaware corporation, having a place of business at Suite 200, 1200-C Scottsville Road, Rochester, New York 14624 ("Payee"), the principal sum of Five Hundred Thousand and no/100 Dollars ($500,000.00), together with interest on the unpaid principal balance of this Note, from time to time outstanding, at the rate of Five and 69/100 percent (5.69%) per annum, all in lawful money of the United States of America, upon the following terms:

    1.  The principal and interest of this Note shall be paid as follows:

        (a) At the time of the payment to Maker of his annual incentive bonus award, if any, by Payee, Maker shall pay to Payee an amount equal to Fifty percent (50%) of the net amount of such bonus award (after deduction of the lowest applicable withholding required for federal, state and local tax purposes) (the "Annual Payment Amount"); and such Annual Payment Amount shall be applied first to accrued interest and second to principal outstanding at that date.

        (b) If in any year Maker is not paid an annual incentive bonus, or the Annual Payment Amount is not sufficient to pay all accrued interest, Maker shall pay to Payee on the date the annual incentive bonus is paid or would have been paid a sufficient amount to cause all accrued interest to be paid.

        (c) On May 19, 2003, the unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be paid in full.

    2. Maker shall have the right to prepay any part of the outstanding principal amount of this Note at any time without the prior written consent of Payee.

    3. Upon the occurrence of any of the following events of default, the entire indebtedness evidenced by this Note, including principal, interest and expenses of collection (including reasonable attorneys' fees), shall immediately become due and payable without notice, presentation or demand:

        (a) the non-payment of any installment of principal or interest due hereunder for a period of 15 days after written notice of non-payment to Maker;

        (b) the filing by Maker of a petition under the provisions of any state insolvency law, or the Bankruptcy Code, as now in effect or hereafter amended; the filing
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against Maker of a petition under the provisions of any state insolvency law, or the Bankruptcy Code, as now in effect or hereafter amended, which petition is not stayed or dismissed within 90 days after its filing; the appointment of a receiver or liquidator, whether voluntary or involuntary, for Maker or for any of its properties; the making by Maker of an assignment for the benefit of creditors; the institution by Maker of any other type of insolvency proceeding (under bankruptcy laws or otherwise) or proceeding for the settlement of claims against Maker; or the institution against Maker of any other type of insolvency proceeding (under bankruptcy laws or otherwise) or proceeding for the settlement of claims against Maker, which proceeding is not stayed or dismissed within 90 days after its filing;

        (c) the taking of any judgment against Maker, which judgment is not paid, discharged, stayed or bonded within 90 days from the entry thereof;

        (d) the failure of Maker to pay or discharge any material taxes, assessments or governmental charges upon it or upon its income or properties prior to the date on which penalties are assessed thereon, unless and to the extent only that such taxes, assessments or governmental charges shall be contested in good faith and by appropriate proceedings by Maker;

        (e) the termination of Maker's employment with Payee for any reason.

    4. No failure on the part of Payee to exercise, and no delay in exercising, any of the rights provided for herein shall operate as a waiver thereof, nor shall any single or partial exercise by Payee of any right preclude any other or future exercise thereof or the exercise of any other right.

    IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date set forth above.


                                       /s/ Mortimer B. Fuller III
                                       -------------------------------------
                                         Mortimer B. Fuller III

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